UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): July 20, 2011

VARCA VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	333-166548	98-0658381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Kincora Grove NW

Calgary, Alberta, Canada T3R 0A4

 (Address of principal executive offices)

 403-452-8809

 (Issuer's Telephone Number)

Copies to:

Kristen A. Baracy, Esq.

Synergy Law Group, LLC

730 West Randolph Street, Suite 600

Chicago, IL  60661

Phone:  312-454-0015 - Fax:  312-454-0261

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

VARCA VENTURES INC.

Current Report on Form 8-K

July 20, 2011

Item 3.03

Material Modification to Rights of Security Holders

On July 20, 2011, the Board of Directors of Varca Ventures, Inc., a Nevada corporation, adopted a resolution, subject to stockholder approval, to effect a forward split of the outstanding shares of the Company’s common stock as of August 1, 2011 (the “Record Date”) in a ratio of 2 for 1 (the “Forward Split”). On July 20, 2011, the majority shareholder, holding 58.82% of the issued and outstanding common stock of the Company, approved the Forward Split.

Upon the effectiveness of the Forward Split, each one (1) share of the Company’s common stock issued and outstanding as of the Record Date shall be converted into two (2) validly issued, fully paid and non-assessable shares of common stock without any further action by the holders of shares of common stock.

The is no adjustment to the par value of the common stock or the preferred stock as a result of the Forward Split.

On July 20, 2011, the Company filed an Issuer Company-Related Notification Form with the Financial Industry Regulatory Authority (“FINRA”) requesting that FINRA announce the corporate action.  The Company’s transfer agent, Empire Stock Transfer, Inc., will record the Forward Split on the transfer books of the Company.

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARCA VENTURES, INC.

July 20, 2011	By: /s/ Nadeem Lila
Name: Nadeem Lila
Title: President and CEO

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